UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2015 (Date of earliest event reported)

ARC Document Solutions, Inc. (Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	001-32407 (Commission File Number)	20-1700361 (IRS Employer Identification Number)

1981 N. Broadway, Walnut Creek, CA (Address of principal executive offices)		94596 (Zip Code)
(925) 949-5100 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

First Quarter 2015 Financial Results

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 30, 2015, the Company held its 2015 annual meeting of stockholders. A total of 46,836,307 shares of the Company’s common stock were entitled to vote as of March 2, 2015, which was the record date for the annual meeting. There were 43,285,523 shares present in person or by proxy at the annual meeting. Set forth below are the matters voted upon by the Company’s stockholders at the 2015 annual meeting and the final voting results of each such proposal.
Proposal 1 - Election of Directors
The stockholders elected seven directors, each to serve a one-year term until the Company’s next annual meeting of stockholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Kumarakulasingam Suriyakumar	38,312,098	968,452	4,004,973
Thomas J. Formolo	38,767,504	513,046	4,004,973
Dewitt Kerry McCluggage	38,765,674	514,876	4,004,973
James F. McNulty	38,764,613	515,937	4,004,973
Mark W. Mealy	38,767,514	513,036	4,004,973
Manuel Perez de la Mesa	38,770,878	509,672	4,004,973
Eriberto R. Scocimara	38,766,913	513,637	4,004,973
Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm
The Company’s stockholders voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
43,215,787	25,568	44,168	0
Brokers were permitted to cast stockholder non-votes at their discretion on this proposal.
Proposal 3 - Advisory, Non-Binding Vote on Executive Compensation
The Company’s stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2014, as disclosed in the Company’s 2015 proxy statement. The results of the advisory, non-binding vote were as follows:

For	Against	Abstain	Broker Non-Votes
27,664,351	11,356,242	259,957	4,004,973

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of ARC Document Solutions, Inc. dated May 5, 2015

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2015	ARC DOCUMENT SOLUTIONS, INC. By: /s/ Jorge Avalos Jorge Avalos Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of ARC Document Solutions, Inc. dated May 5, 2015